UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2015

WesBanco, Inc.
 (Exact name of registrant as specified in its charter)

West Virginia	000-08467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (304) 234-9000

Former name or former address, if changed since last report  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 17, 2015, WesBanco, Inc. (the “Company”) provided a Notice of Redemption to the holders of ESB Capital Trust IV Fixed/Floating Rate Junior Subordinated Deferrable Debentures (the “Securities”). The Securities will be redeemed on May 11, 2015 (the “Redemption Date”) in full at a redemption price of 100% of the principal plus accrued and unpaid interest. The aggregate redemption price, excluding accrued interest, will total approximately $36.1 million. Interest on the Securities will no longer accrue on or after the Redemption Date.

ESB Capital Trust IV (the “Trust”) is a Delaware trust established in 2005 by ESB Financial Corporation, which was merged with and into WesBanco, Inc. on February 10, 2015. The Trust owns Junior Subordinated Debentures issued by the Company which are also being redeemed on May 11, 2015.

Payment of the redemption price for the Securities will be made by The Wilmington Trust Company, as paying agent. Payment will be made upon presentation and surrender of the Securities to the paying agent for cancellation at the address specified in the Notice of Redemption.

Item 9.01 Financial Statements and Exhibits

d)	Exhibits: 99.1 - Notice of Redemption to the holders of ESB Capital Trust IV Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: March 17, 2015	/s/ Robert H. Young
Robert H. Young
Executive Vice President and Chief Financial Officer